Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-188930 on Form S-4 of (1) our report dated February 28, 2013, relating to the effectiveness of Crestwood Midstream Partners LP and subsidiaries’ internal control over financial reporting and (2) our report dated February 28, 2013, relating to the financial statements of Crestwood Marcellus Midstream LLC, both appearing in the Annual Report on Form 10-K of Crestwood Midstream Partners LP for the year ended December 31, 2012, and (3) our report dated March 18, 2013 (May 10, 2013 as to Note 16) (which report expresses an unqualified opinion and includes an explanatory paragraph concerning the retroactive effect of the common control acquisition of Crestwood Marcellus Midstream LLC), relating to the consolidated financial statements of Crestwood Midstream Partners LP and subsidiaries, appearing in the Current Report on Form 8-K filed May 10, 2013 of Crestwood Midstream Partners LP, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Houston, Texas

June 26, 2013